POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and

Schedules 13D and 13G

KNOW ALL MEN BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints David A. Knight,

William B. Keisler and Todd C. Ferguson the

undersigned's true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned,

any one or more Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and the rules

thereunder, and any Schedules 13D and 13G, and any

amendments thereto, in accordance with Section 13 of

the Exchange Act, and the rules thereunder;

(2) do and perform any and all acts, for and on behalf

of the undersigned, that may be necessary or desirable

to complete the execution of any such Forms 3, 4 or 5,

and Schedules 13G and 13D, and any amendments thereto,

and the timely filing of such forms and schedules with

the United States Securities and Exchange Commission

and any other authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of

any such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned, pursuant to this Power of Attorney, shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in

his discretion.

The undersigned hereby grants to the foregoing

attorneys-in-fact full power and authority to do and

perform each and every act and thing whatsoever

requisite, necessary, and proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as

the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorneys-in-fact, or their substitutes,

shall lawfully do or cause to be done by virtue of

this Power of Attorney and the rights and powers

herein granted.  The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are not

assuming any of the undersigned's responsibilities to

comply with Sections 13 and 16 of the Exchange Act,

or other applicable securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 17th day

of November, 2003.

Laura Whitaker Stephens 1995 Trust

By:  /s/Jon E.M. Jacoby

Signature  Trustee

Jon E.M. Jacoby

Printed Name